Exhibit 99.1

Nucor Reports Results for Second Quarter of 2019

CHARLOTTE, N.C. - July 18, 2019 - Nucor Corporation (NYSE: NUE) today announced consolidated net earnings of $386.5 million, or $1.26 per diluted share, for the second quarter of 2019. By comparison, Nucor reported consolidated net earnings of $501.8 million, or $1.63 per diluted share, for the first quarter of 2019 and $683.2 million, or $2.13 per diluted share, for the second quarter of 2018.

Included in the first quarter of 2019 results was a benefit of $33.7 million, or $0.08 per diluted share, related to the gain on the sale of an equity method investment in the raw materials segment. Included in the second quarter of 2018 results was a benefit of $23.3 million, or $0.06 per diluted share, related to insurance recoveries.

In the first half of 2019, Nucor reported consolidated net earnings of $888.3 million, or $2.88 per diluted share, compared with consolidated net earnings of $1.04 billion, or $3.23 per diluted share, in the first half of last year.

“Unusually wet weather and aggressive supply chain destocking impacted mill order rates in the first half of 2019. We have seen lower volumes during the first half of this year resulting in a more challenging price environment,” said John Ferriola, Nucor’s Chairman, Chief Executive Officer and President.

Mr. Ferriola continued, “However, real demand for our products remains strong in key end-use markets. We see healthy conditions in end-use markets that typically account for more than two thirds of our steel shipments. For this reason, we are cautiously optimistic that pricing has bottomed for most products and that volumes should be more closely aligned with real end-use demand in the second half of the year.”

Selected Segment Data

Earnings (loss) before income taxes and noncontrolling interests by segment for the second quarter and first six months of 2019 and 2018 were as follows (in thousands):

	Three Months (13 Weeks) Ended		Six Months (26 Weeks) Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Steel mills	$578,920	$961,784	$1,268,318	$1,522,287
Steel products	116,084	155,766	193,517	241,580
Raw materials	21,709	134,995	74,932	209,542
Corporate/eliminations	(182,091)	(338,844)	(312,529)	(543,796)

	$534,622	$913,701	$1,224,238	$1,429,613

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for Second Quarter of 2019 (Continued)

Financial Review

Nucor’s consolidated net sales decreased 3% to $5.90 billion in the second quarter of 2019 compared with $6.10 billion in the first quarter of 2019 and decreased 9% compared with $6.46 billion in the second quarter of 2018. Average sales price per ton in the second quarter of 2019 decreased 3% compared with the first quarter of 2019 and decreased 2% compared with the second quarter of 2018. A total of 6,724,000 tons were shipped to outside customers in the second quarter of 2019, a 1% decrease from first quarter of 2019 and a 7% decrease from the second quarter of 2018. Total steel mill shipments in the second quarter of 2019 decreased 3% from the first quarter of 2019 and decreased 10% from the second quarter of 2018. Downstream steel products shipments to outside customers in the second quarter of 2019 increased 2% from the first quarter of 2019 and decreased 4% from the second quarter of 2018.

In the first half of 2019, Nucor’s consolidated net sales of $11.99 billion was similar to consolidated net sales of $12.03 billion reported in the first half of 2018. Total tons shipped to outside customers in the first half of 2019 were 13,491,000, a decrease of 5% from the first half of 2018, while the average sales price per ton increased 5%.

The average scrap and scrap substitute cost per ton used during the second quarter of 2019 was $330, a 6% decrease compared to $352 in the first quarter of 2019 and a decrease of 12% compared to $373 in the second quarter of 2018. The average scrap and scrap substitute cost per ton used in the first half of 2019 was $341, a decrease of 4% from $355 in the first half of 2018.

Pre-operating and start-up costs related to the Company’s growth projects were $20.5 million, or $0.05 per diluted share, in the second quarter of 2019, compared with $19.6 million, or $0.05 per diluted share, in the first quarter of 2019 and $5.8 million, or $0.01 per diluted share, in the second quarter of 2018.

In the first half of 2019, pre-operating and start-up costs related to the Company’s growth projects were $40.1 million, or $0.10 per diluted share, compared with $8.1 million, or $0.02 per diluted share, in the first half of 2018.

Overall operating rates at the Company’s steel mills decreased to 84% in the second quarter of 2019 as compared to 87% in the first quarter of 2019 and 95% in the second quarter of 2018. Operating rates for the first half of 2019 decreased to 85% as compared to 93% for the first half of 2018.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for Second Quarter of 2019 (Continued)

Nucor’s liquidity position remains very strong with $1.48 billion in cash and cash equivalents and short-term investments as of June 29, 2019.

During the second quarter of 2019, Nucor repurchased approximately 2.3 million shares of its common stock for an average price of $55.41 per share. Nucor has repurchased approximately 3.5 million shares of its common stock for an average price of $57.25 per share through the first half of 2019. At June 29, 2019, Nucor had approximately 303,157,000 shares outstanding and approximately $1.3 billion available under its share repurchase program.

Second Quarter Highlights

In June 2019, Nucor’s board of directors declared a cash dividend of $0.40 per share payable on August 9, 2019 to stockholders of record on June 28, 2019. This dividend is Nucor’s 185th consecutive quarterly cash dividend, a record the Company expects to continue.

Second Quarter of 2019 Analysis

As expected, earnings from the Company’s steel mills segment in the second quarter of 2019 decreased from the first quarter of 2019 primarily due to the impact that service center destocking has had on order rates. Additionally, increased domestic supply and a declining scrap price environment led to aggressive inventory management by our customers.

The profitability of the steel products segment improved in the second quarter of 2019 as compared to the first quarter of 2019, primarily due to typical seasonal patterns and improved weather conditions benefiting nonresidential construction markets.

The operating performance of the raw materials segment in the second quarter of 2019 was similar to the first quarter of 2019. Our DRI facility in Trinidad had a planned outage that started on June 19 and ended on July 13.

Third Quarter of 2019 Outlook

The performance of the raw materials segment is expected to decrease in the third quarter of 2019 as compared to the second quarter of 2019 due to further margin compression in the Company’s DRI businesses.

The profitability of Nucor’s steel products segment is expected to continue to improve during the third quarter of 2019 as compared to the second quarter of 2019. Nonresidential construction market conditions remain strong. In addition, recently implemented efficiency initiatives in rebar fabrication and metal buildings are enhancing performance from those businesses.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for Second Quarter of 2019 (Continued)

We expect the performance of the steel mills segment in the third quarter of 2019 to be lower than this year’s second quarter, due primarily to lower prices for flat rolled and plate steel. Prices for several key product lines have only recently reversed the downward trajectory that prevailed during the first half of the year due to weather conditions and service center destocking. We expect service center customers will resume more normal market demand-driven buying patterns during the third quarter of 2019.

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the U.S. and Canada. Products produced include: carbon and alloy steel -- in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; steel grating; and wire and wire mesh. Nucor, through The David J. Joseph Company, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America’s largest recycler.

Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “optimistic,” “pessimistic,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including competition from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to prevailing steel prices and changes in the supply and cost of raw materials, including scrap steel; (4) market demand for steel products; and (5) energy costs and availability. These and other factors are discussed in Nucor’s regulatory filings with the Securities and Exchange Commission, including those in Nucor’s 2018 Annual Report on Form 10-K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them.

Broadcast of Conference Call

You are invited to listen to the live broadcast of Nucor’s conference call in which management will discuss Nucor’s first quarter results on July 18, 2019 at 2:00 p.m. eastern time. The conference call will be available over the Internet at www.nucor.com, under Investor Relations.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for Second Quarter of 2019 (Continued)

Contact Information

For Investor/Analyst Inquiries - Paul Donnelly, 704-264-8807, or Gregg Lucas, 704-972-1841

For Media Inquiries - Katherine Miller, 704-353-9015

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for Second Quarter of 2019 (Continued)

TONNAGE DATA

(In thousands)

	Three Months (13 Weeks) Ended			Six Months (26 Weeks) Ended
	June 29, 2019	June 30, 2018	Percentage Change	June 29, 2019	June 30, 2018	Percentage Change
Steel mills total shipments
Sheet	2,612	2,784	-6%	5,256	5,482	-4%
Bars	2,020	2,374	-15%	4,021	4,616	-13%
Structural	556	626	-11%	1,120	1,227	-9%
Plate	529	560	-6%	1,135	1,156	-2%
Other	83	96	-14%	257	227	13%

	5,800	6,440	-10%	11,789	12,708	-7%

Sales tons to outside customers:
Steel mills	4,682	5,078	-8%	9,454	10,094	-6%
Joist	116	114	2%	226	219	3%
Deck	116	116	-	222	222	-
Cold finished	131	149	-12%	274	296	-7%
Fabricated concrete reinforcing steel	328	337	-3%	587	627	-6%
Piling	164	160	3%	302	286	6%
Tubular products	245	286	-14%	508	570	-11%
Other	942	957	-2%	1,918	1,850	4%

	6,724	7,197	-7%	13,491	14,164	-5%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for Second Quarter of 2019 (Continued)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except per share data)

	Three Months (13 Weeks) Ended		Six Months (26 Weeks) Ended

	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Net sales	$5,895,986	$6,460,774	$11,992,610	$12,029,193

Costs, expenses and other:
Cost of products sold	5,120,492	5,294,184	10,321,224	10,136,197
Marketing, administrative and other expenses	208,980	234,381	389,719	417,341
Equity in earnings of unconsolidated affiliates	(1,138)	(10,943)	(4,044)	(20,523)
Interest expense, net	33,030	29,451	61,473	66,565

	5,361,364	5,547,073	10,768,372	10,599,580

Earnings before income taxes and noncontrolling interests	534,622	913,701	1,224,238	1,429,613
Provision for income taxes	122,345	200,086	281,168	335,886

Net earnings	412,277	713,615	943,070	1,093,727
Earnings attributable to noncontrolling interests	25,794	30,462	54,781	56,395

Net earnings attributable to Nucor stockholders	$386,483	$683,153	$888,289	$1,037,332

Net earnings per share:
Basic	$1.26	$2.14	$2.89	$3.24
Diluted	$1.26	$2.13	$2.88	$3.23

Average shares outstanding:
Basic	305,461	318,467	306,017	318,941
Diluted	305,952	319,391	306,559	319,930

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for Second Quarter of 2019 (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	June 29, 2019	Dec. 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,431,792	$1,398,886
Short-term investments	50,000	-
Accounts receivable, net	2,399,239	2,505,568
Inventories, net	4,268,799	4,553,500
Other current assets	317,369	178,311

Total current assets	8,467,199	8,636,265

Property, plant and equipment, net	5,797,513	5,334,748

Goodwill	2,187,825	2,184,336

Other intangible assets, net	786,406	828,504

Other assets	887,537	936,735

Total assets	$18,126,480	$17,920,588

LIABILITIES
Current liabilities:
Short-term debt	$60,087	$57,870
Accounts payable	1,219,792	1,428,191
Salaries, wages and related accruals	476,255	709,397
Accrued expenses and other current liabilities	624,280	610,842

Total current liabilities	2,380,414	2,806,300

Long-term debt due after one year	4,234,308	4,233,276

Deferred credits and other liabilities	813,750	679,044

Total liabilities	7,428,472	7,718,620

EQUITY
Nucor stockholders’ equity:
Common stock	152,061	152,061
Additional paid-in capital	2,098,809	2,073,715
Retained earnings	10,977,950	10,337,445
Accumulated other comprehensive loss, net of income taxes	(297,760)	(304,133)
Treasury stock	(2,630,343)	(2,467,010)

Total Nucor stockholders’ equity	10,300,717	9,792,078

Noncontrolling interests	397,291	409,890

Total equity	10,698,008	10,201,968

Total liabilities and equity	$18,126,480	$17,920,588

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for Second Quarter of 2019 (Continued)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Six Months (26 Weeks) Ended

	June 29, 2019	June 30, 2018

Operating activities:

Net earnings	$943,070	$1,093,727

Adjustments:

Depreciation	321,979	316,402

Amortization	42,748	44,573

Stock-based compensation	61,260	51,905

Deferred income taxes	57,052	48,181

Distributions from affiliates	27,405	27,453

Equity in earnings of unconsolidated affiliates	(4,044)	(20,523)

Changes in assets and liabilities (exclusive of acquisitions and dispositions):

Accounts receivable	112,015	(602,414)

Inventories	281,119	(676,266)

Accounts payable	(248,671)	367,950

Federal income taxes	(122,358)	208,996

Salaries, wages and related accruals	(220,946)	1,631

Other operating activities	(62,774)	8,977

Cash provided by operating activities	1,187,855	870,592

Investing activities:

Capital expenditures	(649,947)	(361,486)

Investment in and advances to affiliates	(11,170)	(73,427)

Divestiture of affiliates	67,591	-

Disposition of plant and equipment	18,396	17,297

Acquisitions (net of cash acquired)	(9,495)	-

Purchases of investments	(50,000)	-

Proceeds from the sale of investments	-	50,000

Other investing activities	2,176	1,378

Cash used in investing activities	(632,449)	(366,238)

Financing activities:

Net change in short-term debt	2,217	6,334

Proceeds from long-term debt, net of discount	-	995,710

Repayments of long-term debt	-	(500,000)

Bond issuance related costs	-	(7,625)

Issuance of common stock	5,892	12,280

Payment of tax withholdings on certain stock-based compensation	(15,446)	(19,508)

Distributions to noncontrolling interests	(67,380)	(40,130)

Cash dividends	(246,474)	(243,649)

Acquisition of treasury stock	(197,511)	(170,315)

Other financing activities	(4,346)	(3,879)

Cash (used in) provided by financing activities	(523,048)	29,218

Effect of exchange rate changes on cash	548	3,777

Increase in cash and cash equivalents	32,906	537,349

Cash and cash equivalents - beginning of year	1,398,886	949,104

Cash and cash equivalents - end of three months	$1,431,792	$1,486,453

Non-cash investing activity:

Change in accrued plant and equipment purchases and assets recorded under capital lease arrangements	$39,862	$1,776

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com